EXHIBIT 99.01

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
High Street Corporation and Subsidiaries
Asheville, North Carolina

We have audited the accompanying consolidated balance sheets of High Street Corporation and Subsidiaries (the Bank) as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High Street Corporation and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/    WHISNANT & COMPANY, LLP

Hickory, North Carolina
January 25, 2002

HIGH STREET CORPORATION
AND SUBSIDIARIES

Balance Sheets

December 31, 2001 and 2000

ASSETS

	2001	2000
Cash and due from banks	$2,758,218	$2,618,968
Federal funds sold	5,457,000	5,851,000
Interest bearing deposits	5,745,915	1,304,059

Total cash and cash equivalents	$13,961,136	$9,774,027
Securities available-for-sale	18,580,410	23,133,657
Loans, net of unearned income	124,061,201	108,978,809
Less allowance for loan losses	(1,625,943)	(1,721,628)

Net loans	$122,435,258	$107,257,181
Premises and equipment, net	3,013,541	3,256,182
Other assets	4,017,948	3,272,022

Total assets	$162,008,290	$146,693,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand	$9,931,850	$8,750,313
Money market and interest-bearing demand	25,655,600	18,748,717
Savings	455,913	288,350
Certificates of deposit	99,492,096	101,340,207

Total deposits	$135,535,459	$129,127,587
Borrowed funds	11,000,000	2,000,000
Other liabilities	534,988	508,384

Total liabilities	$147,070,447	$131,635,971

Stockholders’ equity
Common stock; no par value in 2001 and $5 par value in 2000; 20,000,000 shares authorized; 1,748,421 shares issued and outstanding in 2001 and 2000	$17,010,604	$8,742,105
Additional paid-in capital	—	8,268,449
Accumulated deficit	(2,245,205)	(2,293,385)
Accumulated other comprehensive income	172,444	339,879

Total stockholders’ equity	$14,937,843	$15,057,098

Total liabilities and stockholders’ equity	$162,008,290	$146,693,069

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HIGH STREET CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Operations

Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999
Interest income
Loans	$9,833,338	$9,838,848	$6,519,993
Investment securities
Interest	1,260,219	1,539,385	576,567
Dividends	36,411	20,910	133,079
Federal funds sold	338,975	521,064	222,963

Total interest income	$11,468,943	$11,920,207	$7,452,602

Interest expense
Money Market and interest-bearing demand	$710,323	$825,724	$637,999
Certificates of deposit	5,651,805	6,364,277	3,266,911
Interest on borrowed funds	513,635	142,080	152,779

Total interest expense	$6,875,763	$7,332,081	$4,057,689

Net interest income	$4,593,180	$4,588,126	$3,176,668
Provision for loan losses	180,000	205,000	768,500

Net interest income after provision for loan losses	$4,413,180	$4,383,126	$2,408,168

Non-interest income
Service charges and customer fees	$200,369	$122,811	$48,861
Gain on sale of securities	233,754	—	—
Other	246,141	180,133	137,158

Total non-interest income	$680,264	$302,944	$186,019

Non-interest expense
Salaries, wages and employee benefits	$2,099,379	$1,885,665	$1,682,092
Occupancy and equipment	913,007	814,718	672,624
Advertising and business promotion	277,591	245,533	329,605
Data processing	325,994	259,686	230,611
Commission and investment fees	262,843	194,740	98,973
Office supplies and postage	211,174	168,126	125,283
Professional fees	203,243	108,629	20,376
Other	687,755	575,647	386,259

Total non-interest expense	$4,980,986	$4,252,744	$3,545,823

Income (loss) before income taxes	$112,458	$433,326	$(733,391)

(Continued)

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HIGH STREET CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Operations
(Continued)

Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999
Provision (benefit) for income taxes
Current	$6,647	$189,975	$—
Deferred	57,631	(1,834,557)	—
Utilization of net operating loss carryforward	—	(189,975)	—

	$64,278	$(1,834,557)	$—

Net income (loss)	$48,180	$2,267,883	$(733,391)

Net income (loss) per common share—Basic	$.03	$1.30	$(.46)

Net income (loss) per common share—Diluted	$.03	$1.29	$(.46)

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HIGH STREET CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2001, 2000 and 1999

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Amount
Balance, December 31, 1998	1,200,000	6,000,000	$6,032,660	(3,827,877)	$1,632	$8,206,415

Comprehensive loss:
Net loss				(733,391)		(733,391)
Change in net unrealized gain on securities available-for-sale, net of reclassification adjustment and tax effect					(275,479)	(275,479)

Total comprehensive loss						(1,008,870)

Exercise of common stock options	1,253	6,265	9,327			15,592

Sale of common stock	388,264	1,941,320	3,021,306			4,962,626

Balance, December 31, 1999	1,589,517	$7,947,585	$9,063,293	$(4,561,268)	$(273,847)	$12,175,763

Comprehensive income:
Net income				2,267,883		2,267,883
Change in net unrealized loss on securities available-for-sale, net of reclassification adjustment and tax effect					613,726	613,726

Total comprehensive income						2,881,609

10% stock dividend	158,904	795,520	(794,794)			(274)

Balance, December 31, 2000	1,748,421	$8,742,105	$8,268,499	$(2,293,385)	$339,879	$15,057,098

Reclassification–formation of High Street Corporation (Note A)		8,268,499	(8,268,499)
Comprehensive loss:
Net income				48,180		48,180
Change in net unrealized gain on securities available-for-sale, net of reclassification adjustment and tax effect					(167,435)	(167,435)

Total comprehensive loss						(119,255

Balance, December 31, 2001	1,748,421	$17,010,604	$—	$(2,245,205)	$172,444	$14,937,843

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HIGH STREET CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$48,180	$2,267,883	$(733,391)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	$426,631	$367,884	$307,651
Provision for loan losses	180,000	205,000	768,500
Provision for deferred income taxes	57,631	(1,834,558)	—
Accretion and amortization of securities discounts and premiums, net	3,739	(1,871)	12,399
Loss on sale of equipment	3,118	9,522	—
Gain on sale of securities	(233,754)	—
Increase in other assets	(237,799)	(256,379)	(494,172)
Increase in other liabilities	26,604	137,240	54,875

Total adjustments	$226,170	$(1,373,162)	$649,253

Net cash provided by (used in) operating activities	$274,350	$894,721	$(84,138)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of available-for-sale securities	$(11,021,832)	$(12,279,920)	$(9,686,046)
Proceeds from sale of available-for-sale securities	15,728,311	2,604,539	1,533,766
Proceeds from sale of foreclosed assets	8,452	—	—
Net increase in loans	(16,026,474)	(8,970,193)	(52,397,642)
Purchases of premises and equipment	(183,570)	(513,787)	(261,255)

Net cash used in investing activities	$(11,495,113)	$(19,159,361)	$(60,811,177)

(Continued)

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HIGH STREET CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Continued)

Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	$6,407,872	$14,908,904	$66,234,447
Net increase (decrease) in funds borrowed	9,000,000	(1,000,000)	(920,000)
Cash paid in lieu of fractional shares	—	(274)	—
Proceeds from sale of common stock	—	—	4,978,218

Net cash provided by financing activities	$15,407,872	$13,908,630	$70,292,665

Net increase (decrease) in cash and cash equivalents	$4,187,109	$(4,356,010)	$9,397,350
Cash and cash equivalents, beginning of year	9,774,027	14,130,037	4,732,687

Cash and cash equivalents, end of year	$13,961,136	$9,774,027	$14,130,037

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$6,850,753	$7,235,793	$3,934,170

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Change in net unrealized holding gain (loss) on available-for-sale securities, net of tax	$(167,435)	$613,726	$(273,847)

Declaration of 10% stock dividend	$—	$794,520	$—

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.    High Street Banking Company was incorporated on April 10, 1997, and began banking operations on August 25, 1997, in two locations, Asheville and Hickory, North Carolina. On August 22, 2000, High Street opened a third branch in North Asheville, North Carolina. High Street Banking Company is engaged in general retail and commercial banking and operates under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation.

High Street Financial Services, Inc., a wholly-owned subsidiary of High Street Banking Company, was incorporated on June 30, 1998, to provide brokerage services for various investment and insurance products.

On October 30, 2001, High Street Corporation (the “Holding Company”) was formed as a holding company for High Street Banking Company. Upon formation, one share of the Holding Company’s no par value common stock was exchanged for each of the then outstanding 1,748,421 shares of High Street Banking Company’s $5 par value common stock. The Holding Company currently has no operations and conducts no business on its own other than owning High Street Banking Company.

The accounting and reporting policies of the Bank conform with generally accepted accounting principles (GAAP). A brief description of the Bank’s significant accounting policies is presented below.

PRINCIPLES OF CONSOLIDATION.    The consolidated financial statements include the financial statements of High Street Corporation and wholly-owned subsidiaries, High Street Banking Company and High Street Financial Services, Inc., herein referred to as the “Bank.” Intercompany balances and transactions have been eliminated.

USE OF ESTIMATES.    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS.    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, overnight federal funds sold and interest-bearing deposits with initial maturities of less than three months.

INVESTMENT SECURITIES AND MORTGAGE–BACKED SECURITIES.    The Bank has adopted the provisions of Statement of Financial Accounting Standards No. 115 (“SFAS 115”), Accounting for Certain Investments in Debt and Equity Securities. Under SFAS 115, the Bank classifies its debt and marketable equity securities as either trading, held-to-maturity, or available-for-sale. Mortgage-backed securities are accounted for in the same manner as debt and equity securities.

Investments in debt securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts using the level yield method. Investments in debt and equity securities classified as trading are stated at fair value. Unrealized holding gains and losses for trading securities are included in earnings. The Bank currently has no such securities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in debt and equity securities classified as available-for-sale are stated at fair value, based on quoted market prices, with unrealized holding gains and losses excluded from earnings and reported as a net amount, net of related income taxes, as a separate component of stockholders’ equity until realized. A decline in the fair value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains and losses are recognized in earnings for transfers into trading securities. Unrealized holding gains or losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of stockholders’ equity. The unrealized holding gains or losses included in a separate component of equity for securities transferred from available-for-sale to held-to-maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with amortization or accretion of premium or discount on the associated security.

Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold. The classification of securities as held-to-maturity, trading or available-for-sale is determined at the date of purchase.

As a member of the Federal Home Loan Bank of Atlanta (the “FHLB”), the Bank is required to maintain an investment in the stock of the FHLB. Investment in the stock, which is classified in the other asset category, was $600,000 and $269,800 as of December 31, 2001 and 2000, respectively, and is pledged as collateral for advances from the FHLB. No ready market exists for the stock, which is carried at cost.

ADVERTISING COSTS.    Advertising and business promotion costs, included in non-interest expense, are expensed as incurred and were $277,591, $245,533 and $329,605 for the years ended December 31, 2001, 2000 and 1999, respectively.

LOANS.    Loans are reported at their outstanding principal balances net of unamortized deferred loan fees and costs on originated loans. Loan fees are accounted for in accordance with the SFAS No. 91, “Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” Under SFAS No. 91, loan origination and commitment fees and certain direct loan origination costs are deferred. Upon the expiration of unfunded commitments the related fees are recognized into income as loan fees. Loan origination fees on funded commitments and related direct costs are amortized into income on loans as yield adjustments over the contractual life of related loans using the level yield method. As of December 31, 2001 and 2000, the unamortized deferred loan fees and origination costs amounted to $34,235 and $92,713, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES.    The provision for loan losses charged to operations is an amount that management believes is sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb inherent losses in the portfolio. Management’s determination of the adequacy of the allowance is based on an evaluation of the portfolios, current economic conditions, historical loan loss experience and other risk factors. This evaluation is heavily dependent upon estimates and appraisals, which are susceptible to rapid changes because of economic conditions and the economic prospects of borrowers.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize changes to the allowance based on their judgments about information available at the time of examination.

IMPAIRED LOANS.    Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected.

NONACCRUAL LOANS.    Generally a loan (including a loan impaired under SFAS No. 114) is classified as nonaccrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 120 days past due or management has doubts about further collectibility of principal or interest even though the loan currently is performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for credit losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt. At December 31, 2001 and 2000, the Bank had no nonaccrual loans.

FORECLOSED REAL ESTATE.    Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place. As of December 31, 2001 and 2000, the Bank had no in-substance foreclosed property. At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. Any cost incurred to improve the property are capitalized and included in the carrying amount. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PREMISES AND EQUIPMENT.    The various classes of property are stated at cost, and are depreciated by the straight-line method over their estimated useful lives of 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures, and equipment. Repairs are expensed as incurred. Leasehold improvements are capitalized and amortized over the shorter of their useful lives or the term of the lease. The cost and accumulated depreciation of property are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income.

INCOME TAXES.    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

EARNINGS PER SHARE.    The Bank adopted the provisions for SFAS No. 128, “Earnings Per Share.” The statement establishes standards for computing and presenting earnings per share (EPS). Those standards require earnings per share to be calculated using the weighted number of shares outstanding. SFAS No. 128 simplifies the standards for computing EPS previously found in APB Opinion No. 15, “Earnings Per Share”, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

COMPREHENSIVE INCOME.    Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

	Years Ended December 31
	2001	2000	1999
Unrealized holding gains (losses) on available-for-sale securities	174,518	613,726	(275,479)
Reclassification adjustment for gains realized in income	(233,754)	—	—

Net unrealized holding gains (losses)	(59,236)	613,726	(275,479)
Tax effect	(108,199)	—	—

Change in net unrealized gains (losses) on securities available-for-sale, net of reclassification adjustment and tax effect	(167,435)	613,726	(275,479)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FINANCIAL STATEMENT PRESENTATION.    Financial statements for 2000 and 1999 have been reclassified, where applicable, to conform to financial statement presentation used in 2001.

FINANCIAL INSTRUMENTS, DERIVATIVES, AND HEDGING ACTIVITIES.    On January 1, 2000, the bank adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No.138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that the Bank recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation.

NOTE B—CORPORATE REORGANIZATION

Effective October 30, 2001, High Street Banking Company completed the process of converting to a holding company form of operation. High Street Corporation has become the parent of High Street Banking Company. High Street Corporation is a North Carolina, one-bank holding company, headquartered in Asheville, North Carolina.

High Street Banking Company’s shareholders approved the holding company reorganization at the Bank’s annual meeting held in May, 2001. Regulatory approval was received on October 24, 2001. The holding company conversion was completed successfully on October 24, 2001. As a result of the conversion, each share of the Bank’s $5 par value common stock was converted into one share of High Street Corporation’s no par value stock, and the Bank’s common stock and additional paid-in capital accounts were combined into High Street Corporation’s common stock account. High Street Corporation is now the sole shareholder of the Bank.

NOTE C—RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required by the Federal Reserve Bank to maintain reserve funds in cash on hand or on deposit with the Federal Reserve Bank. The required reserve at December 31, 2001 and 2000, was $213,720 and $388,320 respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D—SECURITIES

The amortized cost and market values of securities available-for-sale at December 31, 2001 and 2000, are as follows:

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Gross Market Value

Mortgage-backed securities	$9,598,690	$270,517	$(43,078)	$9,826,129
Federal agencies	7,701,077	74,298	(21,094)	7,754,281
Other	1,000,000	—	—	1,000,000

	$18,299,767	$344,815	$(64,172)	$18,580,410

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Gross Market Value

Mortgage-backed securities	$13,590,950	$225,363	$(11,847)	$13,804,466
Federal agencies	9,202,828	126,678	(315)	9,329,191

	$22,793,778	$352,041	$(12,162)	$23,133,657

The amortized cost and market values of securities at December 31, 2001 and 2000, by contractual maturities are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	2001		2000
	Securities Available-for Sale		Securities Available-for Sale
	Amortized Cost	Market Value	Amortized Cost	Market Value
Due in one year or less	$998,887	$1,022,813	$997,381	$1,000,782
Due after one year through five years	6,025,542	5,995,498	8,327,042	8,449,615
Due after five years through ten years	8,578,890	8,785,057	8,948,167	9,092,270
Due after ten years	2,696,448	2,777,042	4,521,188	4,590,990

	$18,299,767	$18,580,410	$22,793,778	$23,133,657

During 2001, the Bank sold available-for-sale securities for total proceeds of $15,728,311 resulting in realized gains of $233,754. There were no securities sold during the years ended December 31, 2000 and 1999.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E—LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans at December 31, 2001 and 2000, are summarized as follows:

	2001	2000
Commerical loans	$21,545,376	$17,636,548
Real estate construction loans	39,998,520	35,602,089
Real estate mortgage loans	59,300,611	53,403,132
Installment loans to Individuals	2,313,377	1,619,132
Other loans	937,552	810,621

Total loans	$124,095,436	$109,071,522
Less unearned fees	34,235	92,713

Net loans	$124,061,201	$108,978,809

An analysis of the allowance for loan losses follows:

	2001	2000	1999
Balance at beginning of year	$1,721,628	$1,518,500	$750,000
Provision charged to operations	180,000	205,000	768,500
Charge-offs	(277,860)	(1,872)	—
Recoveries	2,175	—	—

Balance at end of year	$1,625,943	$1,721,628	$1,518,500

The following is a summary of information pertaining to impaired loans in accordance with SFAS No. 114 and No. 118:

	2001	2000
Impaired loans without a valuation allowance	$—	$—
Impaired loans with a valuation allowance	15,000	52,600

Total impaired loans	$15,000	$52,600

Valuation allowance related to impaired loans	$15,000	$10,520

The Bank has entered into transactions with certain directors and executive officers. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Indebtedness to the Bank, in the aggregate, amounted to $6,943,416 and $6,362,886 at December 31, 2001 and 2000, respectively. During 2001, additions to such loans were $1,177,107 and repayments totaled $596,578.

Financial instruments involving potential credit risk are predominately with commercial loans. Of the $124,095,436 of total loans noted above, $80,498,000 are related to commercial loans secured by real estate. A downturn in the local or national economy could have a significant impact on real estate values which in turn could have a material adverse effect on the Company’s consolidated financial position and results of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E—LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

At December 31, 2001 and 2000, the Bank had pre-approved but unused lines of credit and commitments totaling $984,333 and $1,015,787, respectively, to executive officers, directors and their affiliates.

NOTE F—PREMISES AND EQUIPMENT

Premises and equipment at December 31, 2001 and 2000, are summarized as follows:

	2001	2000
Land and improvements	$ 677,852	$ 677,852
Building and improvements	1,503,006	1,480,353
Furniture, fixtures and equipment	2,125,445	1,977,683
Automobiles	53,375	53,375

Total cost	$4,359,678	$4,189,263
Less accumulated depreciation	1,346,137	933,081

Net premises and equipment	$3,013,541	$3,256,182

NOTE G—FORECLOSED REAL ESTATE

During 2001, the Bank acquired foreclosed real estate with a carrying value of $536,900 and such property is expected to be disposed of in the near term. No foreclosures occurred in 2000 or 1999. No gains or losses on foreclosed real estate were incurred in 2001.

NOTE H—DEPOSITS

Certificates of deposit maturing in years subsequent to December 31, 2001, are as follows:

Year ending
2002	$81,110,303
2003	14,230,522
2004	3,952,239
2005	—
Thereafter	199,032

Total certificates of deposit	$99,492,096

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE H—DEPOSITS (Continued)

The aggregate of time deposits in excess of $100,000 amounted to $54,948,487 and $44,837,566 as of December 31, 2001 and 2000, respectively.

Deposit overdrafts, classified as loans for financial reporting purposes, amounted to $51,825 and $98,881 at December 31, 2001 and 2000, respectively.

NOTE I—BORROWED FUNDS

At December 31, 2001 and 2000, borrowed funds consist of FHLB advances of $11,000,000 and $2,000,000, respectively. FHLB advances mature beginning in November of 2002 through March of 2011 and have rates ranging from 4.91% to 5.5% as of December 31, 2001. Residential 1–4 family mortgage loans pledged as collateral for the FHLB advances amounted to $4,213,461 as of December 31, 2000. During 2001, the FHLB started accepting real estate, commercial and multi-family residential loans as collateral for the FHLB advances. As of December 31, 2001, loans and securities pledged as collateral amounted to $16,305,641 and $2,770,415, respectively.

NOTE J—INCOME TAXES

The Bank has available at December 31, 2001, $3,284,954 of unused net operating loss carryforwards that may be applied to offset federal tax liabilities of future years and expire in varying amounts through December 31, 2016.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities at December 31, 2001 and 2000, are as follows:

	2001	2000
Deferred tax assets:
Allowance for loan losses	$626,866	$663,757
Pre-opening costs	38,339	95,847
Net operating losses	1,266,029	1,195,442
Other assets	28,673	17,553

Net deferred tax assets	$1,959,907	$1,972,599

Deferred tax liabilities:
Unrealized gain on securities	$108,199	$—
Depreciation	182,940	138,001

Total deferred tax liabilities	$291,139	$138,001

Net deferred tax assets	$1,668,768	$1,834,598

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J—INCOME TAXES (Continued)

The difference between the provision for income taxes and the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes is summarized below:

	2001	2000	1999
Tax at the statutory federal rate	$38,236	$147,331	$—
Increase (decrease) resulting from:
State income taxes, net of federal benefit	3,649	14,121	—
Nondeductible expenses and other permanent differences	22,393	28,523
Recognized net operating loss	—	(189,975)	—
Adjustment to deferred tax asset valuation allowance		(1,834,598)

Provision for income taxes included in operations	$64,278	$(1,834,598)	$—

NOTE K—STOCKHOLDERS’ EQUITY

On November 20, 2000, the Bank distributed 158,904 shares of common stock in connection with a 10% stock dividend. As a result of the stock dividend, common stock was increased by $794,520 and additional paid-in capital was decreased by $794,794. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 have restated to reflect the stock dividend.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share would normally reflect the potential dilution that could occur if the Bank’s management and director stock options were exercised. At December 31, 2001, the incremental shares from assumed option conversions to purchase 55,575 shares of common stock at a price of $6.36/$6.95 are included in computing the diluted per share amounts. Options to purchase 123,250 shares of common stock at prices ranging from $12.50 to $7.61 were outstanding at the end of the year but were not included in the computation of diluted earnings per share because the options’ exercise prices were greater than the average market price of $7.11 per share.

At December 31, 2000, the incremental shares from assumed option conversions to purchase 35,130 shares of common stock at a price of $6.25/$6.59 are included in computing the diluted per share amounts. Options to purchase 127,650 shares of common stock at prices ranging from $12.27 to $7.61 were outstanding at the end of the year but were not included in the computation of diluted earnings per share because the options’ exercise prices were greater than the average market price of $7.29 per share.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K—STOCKHOLDERS’ EQUITY (Continued)

In accordance with SFAS 138, “Earnings Per Share”, the disclosure of basic and diluted earnings per share for 1999 have been adjusted to reflect the change in capital structure. At December 31, 1999, assumption of the exercise of the stock options would have an antidilutive effect on net loss per share and, as a result, the common shares related to the potential exercise of the stock options are not included in the weighted average number of common shares outstanding for the calculation of diluted net loss per share.

The following data shows the amounts used in computing earnings per share (EPS) and the effect on income and the weighted average number of shares of dilutive potential common stock. The number of shares used in the calculations for 1999 reflect a ten percent stock dividend paid in 2000.

	2001	2000	1999
Income (loss) available to common stockholders used in basic EPS	$48,180	$2,267,883	$(733,391)

Weighted average number of common shares used in basic EPS	1,748,421	1,748,421	1,595,864
Effect of dilutive securities:
Stock options	4,394	4,422	—

Weighted average number of common shares and dilutive potential common stock used in diluted EPS	1,752,815	1,752,843	1,595,864

NOTE L—BUILDING LEASES

The Bank leases the building for one of its branches from a stockholder, who is also a member on the Board of Directors, under an operating lease with a term extending through 2013. The lease contains three renewal options for three consecutive periods of ten years each. Rent paid to the above-mentioned related party amounted to $189,384, $184,384 and $181,884 for the years ended December 31, 2001, 2000 and 1999, respectively.

During 2000, the Bank began leasing the building for its new branch from a company whose stockholders include a member on the Bank’s Board of Directors. The lease has a term extending through 2015 and contains three renewal options for three consecutive periods of ten years each. Beginning with the first month of the sixth year of the initial lease term and beginning with the first month of each year thereafter during the initial lease term, annual rent shall increase by two percent of the prior lease years’ annual rent. Rent paid to the above-mentioned related party amounted to $55,335and $23,056 for the years ended December 31, 2001 and 2000, respectively

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE L—BUILDING LEASES (Continued)

Future minimum lease payments due under the above leases are as follows:

Year ending
2002	$ 247,220
2003	253,532
2004	257,497
2005	262,646
2006	267,899
Thereafter	2,057,458

Total minimum lease payments	$3,346,252

Total rental expense relating to the operating leases was $244,719, $207,440 and $181,884 for the years ended December 31, 2001, 2000 and 1999, respectively.

NOTE M—EMPLOYEE BENEFIT PLANS

EMPLOYMENT AGREEMENT.    To ensure a stable and competent management base, the Bank has entered into employment contracts with its president and executive vice president through August 24, 2002, that provide for a minimum annual salary, as well as certain other benefits. The Board of Directors cannot terminate the agreements, except for just cause, without prejudicing the officers’ rights to receive certain vested rights, including compensation. In the event of a change in control of the Bank, as outlined in the agreements, the acquirer will be bound to the terms of the contracts.

RETIREMENT PLAN.    Effective January 1, 1998, the Bank implemented a defined contribution profit-sharing plan for the benefit of substantially all of its employees upon their retirement, death or disability. The plan covers employees who have at least six months of service prior to the two effective dates for plan entrance. Under the terms of the plan, participants may contribute up to 15% of their compensation to the plan through a salary reduction arrangement. For each plan year, the Bank may contribute to the plan an amount of matching contributions determined by the Bank at its discretion. The Bank, at the option of the Board of Directors, may contribute additional discretionary amounts. Contributions to the plan for the years ended December 31, 2001, 2000 and 1999, were $82,027, $67,380 and $62,680, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE N—STOCK BASED COMPENSATION

STOCK OPTION PLANS.

EMPLOYEE.    During 1997, the Bank established the High Street Banking Company Management Stock Option Plan to provide incentive compensation. The Plan permits the grant of nonqualified stock options and incentive stock options for up to 120,000 shares of common stock. The exercise price of each option is equal to the market price of the Bank’s stock on the date of grant. All options vest 20% a year over a five-year period. All unexercised options expire ten years after the date of grant.

DIRECTOR.    During 1998, the Bank established the High Street Banking Company Non-Employee Director Stock Option Plan to provide compensation for attendance at Board and Committee meetings. The Plan permits the grant of nonqualified stock options for up to 120,000 shares of common stock. The exercise price of each option is equal to the market price of the Bank’s stock on the date of grant. All options are fully vested and immediately exercisable.

ADJUSTMENTS TO STOCK OPTIONS.    Both the Corporation’s Management Stock Option Plan and Non-Employee Director Stock Option Plan (collectively, the “Option Plans”) provide that, in the event the Bank shall pay a share dividend, then (i) the number of shares of Common Stock then subject to options under the Options Plans, (ii) the number of shares of Common Stock reserved for issuance pursuant to the Option Plans but not yet covered by options, and (iii) the price of shares subject to options under the Option Plan shall be adjusted as determined to be appropriate and equitable by the Board of Directors to prevent dilution or enlargement of rights.

A summary of the Bank’s option plans as of and for the years ended December 31, 2001 and 2000, is as follows:

	MANAGEMENT STOCK OPTION PLAN
	Options			Weighted
	Available for Grant	Outstanding	Exercise Price Per Share	Average Exercise Price
December 31, 1998	38,775	93,225	$10.00/$12.27	$10.15
Granted	(4,400)	4,400	$12.50	$12.50
Exercised	—	(110)	$10.00	$10.00

December 31, 1999	34,375	97,515	$10.00/$12.50	$10.25
Granted	(20,075)	20,075	$6.59/$8.18	$7.10
Forfeited	3,190	(3,190)	$10.00/$11.36	$10.94

December 31, 2000	17,490	114,400	$6.59/$12.50	$9.68
Granted	(2,100)	2,100	$6.36/6.50	$6.43
Forfeited	4,400	(4,400)	$8.18/12.18	$10.52

December 31, 2001	$19,790	$112,100	$6.36/12.50	$9.59

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE N—STOCK BASED COMPENSATION (Continued)

	NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
	Options		Exercise Price Per Share	Weighted Average Exercise Price
	Available for Grant	Outstanding
December 31, 1998	125,453	6,547	$11.36/$11.48	$11.45
Granted	(20,621)	20,621	$7.61	$7.61
Exercised	—	(1,268)	$11.36/$11.50	$11.44

December 31, 1999	104,832	25,900	$7.61/$11.50	$8.40
Granted	(22,480)	22,480	$6.25	$6.25

December 31, 2000	82,352	48,380	$6.25/$11.50	$7.40
Granted	(18,345)	18,345	$6.95	$6.95

December 31, 2001	64,007	66,725	$6.25/$11.50	$7.28

The Bank has elected to follow APB Opinion 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations in accounting for its stock options as permitted under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). In accordance with APB 25, no compensation cost is recognized by the Bank when stock options are granted because the exercise price equals the market price of the underlying common stock on the date of grant. Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Bank’s net income would have been decreased to the pro forma amounts indicated below.

The weighted-average fair value per share of options granted in 2001, 2000 and 1999 amounted to $2.27, $2.19 and $2.71, respectively. Fair values were estimated on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions:

	2001	2000	1999
Risk-free interest rate	6.25%–3.94%	4.98%–6.74%	4.96%–6.36%
Dividend yield	0%	0%	0%
Volatility	28.2%–24.0%	20.7%–25.02%	9.4%–18.2%
Expected life	5 years	5 years	5 years

	2001	2000	1999
Net income
As reported	$48,180	$2,267,883	$(733,391)
Pro forma	1,678	2,174,528	(795,096)

Net income per share
As reported	$.03	$1.30	$(.46)
Pro forma	$.00	$1.24	(.50)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE O—OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. Those financial instruments include lines of credit and loan commitments and involve elements of credit risk in excess of amounts recognized in the accompanying financial statements. The Bank’s risk of loss with the lines of credit and loan commitments is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management’s credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, real estate, stocks, bonds and time deposits with financial institutions. The Bank’s lending is concentrated primarily in Catawba and Buncombe Counties of North Carolina and the surrounding communities. Credit has been extended to certain of the Bank’s customers through multiple lending transactions.

Financial instruments whose contract amounts represent potential credit risk at December 31, 2001 and 2000, are as follows:

	2001	2000
Loan commitments	$23,807,615	$16,017,040
Undisbursed lines of credit	3,989,711	2,542,003
Letters of credit	74,006	274,066

The Bank maintains its cash accounts in commercial banks. Accounts at the banks are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 each. At December 31, 2001 and 2000, the Bank had cash balances that exceeded the FDIC insured limit.

NOTE P—REGULATORY MATTERS

The Bank, as a North Carolina banking corporation, may pay cash dividends only out of undivided profits as determined pursuant to North Carolina General Statutes. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such limitation is in the public interest and is necessary to ensure the financial soundness of the Bank.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE P—REGULATORY MATTERS (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, as prescribed by regulations, of Total and Tier 1 Risk-Based Capital and of Leveraged Capital. Management believes, as of December 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject, as set forth below:

	Actual		For Capital Adequacy Purposes				To be Well Capitalized Under Prompt Corrective Action Provisions
As of December 31, 2001	Amount	Ratio	Amount		Ratio		Amount		Ratio
Total Risk-Based Capital	$14,897,000	10.93%	≥	$10,905,840	≥	8.00%	≥	$13,632,300	≥	10.00%
Tier 1 Risk-Based Capital	$13,271,000	9.73%	≥	$5,452,920	≥	4.00%	≥	$8,179,380	≥	6.00%
Leveraged Capital	$13,271,000	7.99%	≥	$6,645,560	≥	4.00%	≥	$8,306,950	≥	5.00%

			For Capital Adequacy Purposes				To be Well Capitalized Under Prompt Corrective Action Provisions
As of December 31, 2000	Actual Amount	Ratio	Amount		Ratio		Amount		Ratio
Total Risk-Based Capital	$14,622,000	13.01%	≥	$8,850,000	≥	8.00%	≥	$11,063,000	≥	10.00%
Tier 1 Risk-Based Capital	$13,213,000	11.76%	≥	$4,425,000	≥	4.00%	≥	$6,638,000	≥	6.00%
Leveraged Capital	$13,213,000	8.85%	≥	$3,609,000	≥	3.00%	≥	$6,014,000	≥	5.00%

NOTE Q—FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments include cash and due from banks, federal funds sold, interest bearing deposits, investment securities, loans, and deposit accounts. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS.    The carrying amounts reported in the balance sheet for cash and cash equivalents approximate fair value because of the short-term maturities of those instruments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q—FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

INVESTMENT SECURITIES.    Fair values for investment securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

LOANS.    The fair values for loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms.

DEPOSITS.    The fair value of demand deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

OFF-BALANCE SHEET INSTRUMENTS.    Fair values for the Bank’s off-balance sheet instruments, primarily loan commitments, are based on fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the counter parties’ credit standing.

The carrying amounts and estimated fair values of the Bank’s financial instruments, none of which are held for trading purposes, are as follows at December 31, 2001 and 2000:

	2001		2000
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Cash and cash equivalents	$13,961,133	$13,961,133	$9,744,027	$9,774,027
Securities available-for-sale	18,580,410	18,580,410	23,403,457	23,403,457
Loans	124,061,201	128,887,185	108,978,809	107,901,071
Liabilities:
Deposits	135,535,459	136,826,077	129,127,587	129,551,797
Federal Home Loan Bank loan	11,000,000	12,412,834	2,000,000	1,452,380